Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

As an independent registered public accounting firm, we hereby consent to the incorporation of our report dated May 7, 2004 and August 19, 2004 into this Form 11-K/A and to incorporation by reference of such report and the plan annual financial statements prepared in connection therewith in Form S-8, No.333-58784, previously filed by Northern Trust Corporation.

/s/ Hill, Taylor LLC

HILL, TAYLOR LLC

Chicago, Illinois

August 19, 2004

5